                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT


1.  Standard Pacific of Texas GP, Inc., a Delaware corporation
2.  SP Investments, Inc., a Delaware corporation
3.  Standard Pacific of Texas L.P., a Delaware limited partnership
4.  Standard Pacific of Orange County, Inc., a Nevada corporation
5.  Standard Pacific of Fullerton, Inc., a Nevada corporation
6.  Standard Pacific of Arizona, Inc., a Delaware corporation
7.  HSP Arizona, Inc. a Delaware corporation
8.  The Writer Corporation, a Delaware corporation
9. Writer Realty, Inc., a wholly owned subsidiary of The Writer Corporation and a Colorado corporation
10. Writer Peninsula, Inc., a wholly owned subsidiary of The Writer Corporation and a Colorado corporation
11. Family Lending Services, Inc., a Delaware corporation
12. SPS Affiliates, Inc., a subsidiary of Family Lending Services, Inc. and a California corporation
13. Standard Pacific Financing, Inc., a California corporation
14. Standard Pacific Financing, L.P., a Delaware limited partnership
15. SPH Title, Inc., a Delaware corporation
16. StanPac Corp., a Delaware corporation
17. StanPac Development Company, LLC, a Delaware limited liability company*
18. Azusa Associates, LLC, a California limited liability company*
19. SPH Mortgage, a Minnesota general partnership*
20. WRT Financial, L.P., a Texas limited partnership*
21. Vista Las Flores, Corp., a Delaware corporation*
22. Talega Village, LLC, a Delaware limited liability company*
23. SincPac, LLC, a California limited liability company*
24. SPNS Golden Gate, LLC, a Delaware limited liability company
25. Pinehurst Development, LLC, a California limited liability company*
26. Standard-Morrison No. 1, LLC, a Texas limited liability company*
27. Standard-Morrison No. 2, LLC, a Texas limited liability company*
28. Newport Marina, LLC, a California limited liability company*
29. Plaza Condominium Ventures, LLC, a Delaware limited liability company*
30. Copper Canyon Development Company, LLC, a California limited liability company*
31. Standard/Blanton, LLC, a Delaware limited liability company*
32. CalPac Remediation Company, LLC, a Delaware limited liability company*
33. Eagle Ridge Development Company, LLC, a California limited liability company*
34. Gilroy Courtyard Development Company, LLC, a California limited liability company*
35. Drees-Standard Pacific, No. I, L.C., a Texas limited liability company*
36. Drees-Standard Pacific, No. II, L.C., a Texas limited liability company*

Neither the subsidiaries nor the partnerships in which the registrant has an interest have done business under names other than their own, with the exception of the following:

1.  Standard Pacific of Orange County, a division of Standard Pacific Corp.
2.  Standard Pacific of San Diego, a division of Standard Pacific Corp.
3.  Standard Pacific of Ventura, a division of Standard Pacific Corp.
4.  Standard Pacific of Northern California, a division of Standard Pacific
    Corp.
5.  Standard Pacific of Dallas, a division of Standard Pacific of Texas, Inc.
6.  Standard Pacific of Houston, a division of Standard Pacific of Texas, Inc.
7.  Standard Pacific Homes
8.  Standard Pacific
9.  Standard Pacific Gallery Communities
10. Standard Pacific Design Studio

*  Non-wholly owned subsidiaries